EXHIBIT 10.20

SUMMARY OF NAMED EXECUTIVE OFFICERS’ COMPENSATION FOR FISCAL 2010

Base Salaries.  Following are the current annual base salaries for the executive officers employed by Pacific Sunwear of California, Inc. (the “Company”) as of March 31, 2011, who will be included in the Company’s proxy statement to be filed with the Securities and Exchange Commission for the Company’s 2011 Annual Meeting of Shareholders (the “Named Executive Officers”):

Named Executive Officer	Title	Annual Base Salary

Gary H. Schoenfeld	President, Chief Executive Officer and Director	$1,050,000
Charles Mescher	Senior Vice President, Men’s Merchandising	$400,000
Christine Lee	Senior Vice President, Women’s Merchandising	$375,000
Jonathan Brewer	Senior Vice President, Operations	$372,000
Michael L. Henry	Senior Vice President, Chief Financial Officer	$300,000

Annual Bonuses.  The Company provides each of the Named Executive Officers with an annual incentive bonus opportunity pursuant to a broad-based bonus plan which covers the other executives of the Company and non-retail managers of the Company. Actual bonus amounts are determined by a combination of (i) the Company’s achievement of a pre-set financial target, (ii) the individual’s achievement of personal goals, and (iii) in some cases, the achievement of financial goals of the individual’s department. All bonuses are approved by the Compensation Committee of the Company’s Board of Directors. Mr. Schoenfeld’s target incentive bonus is 100% of his base salary with a maximum incentive bonus of 200% of his base salary. All other Named Executive Officers have a target incentive bonus of 50% of his or her base salary with a maximum incentive bonus of 100% of his or her base salary.

Additional Compensation.  The Named Executive Officers are also entitled to participate in various Company plans, including equity plans, and may be subject to other written agreements, in each case as set forth in exhibits to the Company’s filings with the Securities and Exchange Commission. In addition, the Named Executive Officers may be eligible to receive perquisites and other personal benefits as disclosed in the Company’s proxy statements filed with the Securities and Exchange Commission in connection with the Company’s annual meetings of shareholders.